UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 20, 2006 (October 17, 2006)

KENEXA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	000-51358	23-3024013
(State or Other Jurisdiction of	(Commission File Number)	I.R.S. Employer Identification
Incorporation)		Number)

650 East Swedesford Rd

Wayne, PA 19087

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (610) 971-9171

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

On October 17, 2006, the Board of Directors (the “Board”) of Kenexa Corporation, a Pennsylvania corporation (the “Company”), approved the Amended and Restated 2006 Employee Stock Purchase Plan (the “Amended and Restated Employee Stock Purchase Plan”).  The Company’s 2006 Employee Stock Purchase Plan (“ESPP”), was originally approved by the Board on April 7, 2006 and by the shareholders of the Company on May 17, 2006.  The ESPP was amended (i) to change the offering periods under the ESPP from two six-month periods to four three-month periods; (ii) to change the ESPP’s administrative procedure to provide for automatic re-enrollment of participants for subsequent offering periods and (iii) to make conforming changes to the ESPP necessary to effectuate the foregoing.

A copy of the Amended and Restated Employee Stock Purchase Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the amendments to the Amended and Restated Employee Stock Purchase Plan is qualified in its entirety by reference to the full text of the Amended and Restated Employee Stock Purchase Plan.

All eligible employees of the Company are entitled to participate in the Amended and Restated Employee Stock Purchase Plan pursuant to its terms.

Item 5.02          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d)

On October 17, 2006, upon the recommendation of the Nominating and Corporate Governance Committee, the Board increased the number of members constituting the board from eight to nine, and appointed Rebecca Maddox as a director to fill the newly-created vacancy.  Subject to the immediately following sentence, Ms. Maddox will serve as a member of the class of directors whose terms expire at the 2009 Annual Meeting of Shareholders (the “2009 Class”), and until such time as her successor is duly elected and qualified, or until her earlier resignation or removal.  Pursuant to the provisions of the Company’s articles of incorporation relating to a director appointed to fill a vacancy, Ms. Maddox will stand for re-election to the 2009 Class at the 2007 Annual Meeting of Shareholders.  The Board has determined that Ms. Maddox is “independent” as contemplated by The Nasdaq Stock Market and other governing laws and applicable regulations. Ms. Maddox was also named as a member of the Compensation Committee of the Board.  Ms. Maddox will receive standard compensation for non-employee directors of the Company and will enter into the Company’s standard form indemnification agreement for directors and certain officers (which was previously filed as Exhibit 10.23 to the Company’s Registration Statement on Form S-1 dated April 12, 2005, Registration No. 333-124028).

There is no arrangement or understanding between Ms. Maddox and any other person pursuant to which she was selected as a director.  There are no relationships between Ms. Maddox and the Company or its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.  A copy of the Company’s press release announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits

(c) Exhibits.

10.1	Kenexa Corporation Amended and Restated 2006 Employee Stock Purchase Plan.

99.1	Press Release, entitled “Kenexa Appoints Rebecca Maddox to Board of Directors” issued by Kenexa Corporation on October 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kenexa Corporation

Date: October 20, 2006	By:	/s/ Donald F. Volk
Donald F. Volk
Chief Financial Officer

Exhibit Index

Exhibit
Number	Exhibit Title

10.1	Kenexa Corporation Amended and Restated 2006 Employee Stock Purchase Plan.

99.1	Press Release, entitled “Kenexa Appoints Rebecca Maddox to Board of Directors” issued by Kenexa Corporation on October 20, 2006.